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                                                                   Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement on Form S-1 of ManTech International Corporation of our report dated November 16, 2001, except for Note 8, as to which the date is December 17, 2001, appearing in the Registration Statement on Form S-1 No. 333-73946 of ManTech International Corporation, and of our report dated November 16, 2001, relating to the financial statement schedule appearing elsewhere in that Registration Statement, all of which is incorporated by reference in this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Registration Statement.

DELOITTE & TOUCHE LLP
McLean, Virginia
February 7, 2002

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